UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On March 7, 2014, Mattress Firm, Inc., a Delaware corporation and wholly owned indirect subsidiary of Mattress Firm Holding Corp., a Delaware corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Christopher T. Cook, an individual (“Cook”) and Sleep Xperts, Inc., a Texas corporation (“Xperts” and collectively with Cook, the “Sellers”), pursuant to which Mattress Firm, Inc. has agreed to acquire one hundred percent of the outstanding partnership interests in Sleep Experts Partners, L.P., a Texas limited partnership (“Sleep Experts”), from the Sellers.  The purchase price payable by Mattress Firm, Inc. for the partnership interests pursuant to the terms of the Purchase Agreement is approximately $65 million, subject to working capital and other customary purchase price adjustments.  As contemplated under the Purchase Agreement, $3,250,000 of the purchase price will be delivered to Xperts in the form of shares of common stock, par value $0.01 per share, of Mattress Firm Holding Corp. having an equivalent aggregate value, as calculated in accordance with the terms of the Purchase Agreement.  The Purchase Agreement contains customary representations, warranties and covenants.  Subject to certain limitations, each party has agreed to indemnify the other parties for breaches of representations, warranties and covenants, and other specified matters.  A portion of the purchase price will be deposited into escrow to serve as a source of recovery for certain indemnification obligations of the Sellers and specified purchase price adjustments.

The closing of the transactions contemplated by the Purchase Agreement remains subject to customary closing conditions and is currently expected to occur during the Company’s first fiscal quarter ending April 29, 2014.  The Company expects to fund the cash portion of the purchase price from cash on hand and revolver borrowings.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)   Exhibits

2.1	Purchase and Sale Agreement dated March 7, 2014, by and among Mattress Firm, Inc., as buyer, Christopher T. Cook and Sleep Xperts, Inc.
99.1	Press Release dated March 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: March 10, 2014	By:	/s/ Jim R. Black
Jim R. Black
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

2.1	Purchase and Sale Agreement dated March 7, 2014, by and among Mattress Firm, Inc., as buyer, Christopher T. Cook and Sleep Xperts, Inc.
99.1	Press Release dated March 10, 2014.